BlackRock Muni New York Intermediate Duration Fund, Inc.

FILE #811-21346

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/3/2007	NEW YORK ST TWY AUTH	1,008,910,000	1,000,000

Citi, JPMorgan, M.R. Beal & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc, RBC Capital Markets, UBS Investment Bank, KeyBanc Capital Markets, Wachovia Bank, National Association

3/7/2008	PUERTO RICO COMWLTH AQUEDUCT & SWR	1,316,204,456	3,425,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Oriental Financial Services, Popular Securities, RBC Capital Markets, Samuel Ramirez & Co., Santander Securities, Scotia Capital, UBS Investment Bank, Wachovia Capital Markets, LLC

6/5/2008	Dormitory Authority of the State of New Municipal Health	120,820,000	1,000,000	Goldman, Sachs & Co., Alta Capital Group LLC, Janney Montgomery Scott LLC, J.P. Morgan Securities Inc., Merrill Lynch & Co

BlackRock Muni New York Intermediate Duration Fund, Inc.

FILE #811-21346

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/12/2008	NEW YORK N Y CITY TRANSITIONAL FIN	700,000,000	750,000

Goldman, Sachs & Co., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, JPMorgan, Lehman Brothers, Loop Capital Markets LLC, M.R. Beal & Company, Merrill Lynch & Co., Morgan Stanley, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., Roosevelt and Cross Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association, Jackson Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, Stifel Nicolaus, Southwest Securities.

6/19/2008	PUERTO RICO ELEC PWR AUTH PWR REV	697,345,000	1,000,000

JPMorgan, Morgan Stanley, Wachovia Capital Markets, LLC, Banc of America Securities LLC, BBVAPR MSD, Goldman, Sachs & Co., Citi, DEPFA First Albany Securities LLC, Eurobank MSD, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co.